UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 30, 2006
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 858-622-5200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On November 30, 2006, the Avanir Pharmaceuticals Board of Directors (the “Board”) met and took certain actions. The following disclosure relates to actions taken on that date by the Board.
     Randall Kaye, M.D. was formally appointed as the Vice President, Clinical & Medical Affairs. Dr. Kaye had assumed oversight over clinical affairs commencing on November 8, 2006 following the resignation on November 7, 2006 of James E. Berg as the Company’s Vice President, Clinical Affairs. On November 30, 2006, the Board formally consolidated the Vice President, Clinical Affairs position with the Vice President, Medical Affairs position and amended Dr. Kaye’s title to reflect this change. In connection with this change, Dr. Kaye’s annual base salary was increased by approximately 5% to $272,700, retroactive to his change in job function on November 8, 2006.
     The Compensation Committee recommended, and the Board concurred, that the President and Chief Executive Officer, the Chief Financial Officer, Senior Vice President of Sales & Marketing, Vice President of Human Resources and Vice President of Research & Development should receive no salary increases for fiscal 2007. However, the Company’s Vice President and Chief Accounting Officer received a 4% increase in annual base salary as part of a general annual increase for other Company employees, bringing his annual base salary to $243,000 for fiscal 2007.
     The Compensation Committee also recommended, and a majority of the independent members of the Board of Directors approved, the following bonus payments to the Company’s executive officers for fiscal 2006. The bonus payments were made based on performance through September 30, 2006 and were deemed necessary to serve as a retention tool for the Company’s senior management team. To further the retention value of the bonus awards, the Board provided that one-half of the bonus amount would be paid on a deferred basis, with 50% of the bonus to be paid currently and 25% of the bonus to be paid in each of mid-January and mid-March 2007, provided that the officers remain employed by the Company at that time (unless their employment is either terminated without cause or following a change of control of the Company). The bonus payments to officers will be as follows:

Total Bonus
Eric Brandt, President and Chief Executive Officer	$345,000
Michael Puntoriero, Senior Vice President and Chief Financial Officer	$50,313
Keith Katkin, Senior Vice President, Sales & Marketing	$109,762
Randall Kaye, Vice President, Clinical & Medical Affairs	$89,700
Theresa Hope-Reese, Vice President, Human Resources	$11,174
Jagadish Sircar, Vice President, Research & Development	$66,557
Gregory Hanson, Vice President and Chief Accounting Officer	$53,758
     The Compensation Committee also recommended, and a majority of the independent members of the Board of Directors approved, the following awards of restricted stock units under the Company’s 2005 Equity Incentive Plan, which will be granted two business days after the Company’s announcement of year-end results for fiscal 2006 and will vest over four years, with one-quarter of the shares vesting on the first anniversary of the grant date and the remaining shares vesting quarterly over the next three years.

Shares underlying
RSUs
Eric Brandt, President and Chief Executive Officer	137,200
Michael Puntoriero, Senior Vice President and Chief Financial Officer	57,600
Keith Katkin, Senior Vice President, Sales & Marketing	57,600
Randall Kaye, Vice President, Clinical & Medical Affairs	57,600
Theresa Hope-Reese, Vice President, Human Resources	35,600
Jagadish Sircar, Vice President, Research & Development	18,800
Gregory Hanson, Vice President and Chief Accounting Officer	17,400

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Item 8.01	Other Events
     On November 30, 2006, Charles Mathews resigned as Chairman of the Board. Mr. Mathews will continue to serve as a director and will continue to serve as the Chairman of the Board’s Corporate Governance Committee.
     On November 30, 2006, the Compensation Committee recommended, and the Board approved, an increase in the number of shares reserved for issuance under the Company’s 2003 Equity Incentive Plan and 2005 Equity Incentive Plan pursuant to each plan’s “evergreen” provision. Under the 2003 Plan, the Board approved an increase of 1,528,474 shares for calendar 2006, which equals 5% of the total shares outstanding as of December 31, 2005. Under the 2005 Plan, the Board approved an increase of 317,084 shares for fiscal 2007, which equals 1% of the total shares outstanding as of September 30, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2006	Avanir Pharmaceuticals
	By:	/s/ Michael J. Puntoriero

Michael J. Puntoriero Senior Vice President and Chief Financial Officer

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